FORM 8-A
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CCS MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	25-1926268 (I.R.S. Employer Identification No.)
14255 49th Street North, Suite 301
Clearwater, FL 33762
(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-142869
     Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Common Stock, par value $0.01 per share, of CCS Medical Holdings, Inc., a Delaware corporation (the “Registrant”) to be registered hereunder is contained under the caption “Description of Capital Stock” contained in the Prospectus portion of the Registrant’s Registration Statement on Form S-1 File No. 333-142869, as filed by the Registrant under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on May 11, 2007, as amended from time to time, which description is incorporated herein by reference. The Prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated by reference into this Form 8-A.
Item 2. Exhibits
     Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CCS MEDICAL HOLDINGS, INC.

Date:	August 13, 2007

By:	/s/ Stephen M. Saft

Name: Stephen M. Saft
Title: Chief Financial Officer, Secretary and Treasurer